Registration No. 333-133731

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NUMBER 1

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	13-1872319
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

190 Carondelet Plaza, Suite 1530, Clayton, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)

OLIN CORPORATION 2006 LONG TERM INCENTIVE PLAN

(Full title of the plan)

G. H. Pain

Vice President, General Counsel

and Secretary

Olin Corporation

190 Carondelet Plaza, Suite 1530

Clayton, Missouri 63105

(Name and address of agent for service)

314-480-1400

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Securities to be Registered	Amount to be registered	Offering Price Per Share		Aggregate Offering Price	Amount of Registration Fee
Common Stock (par value $1.00 per share)	3,000,000		(1)	(1)	(1)

(1)	No additional securities are being registered. The registration fee was paid with the original Form S-8 Registration for the Plan, filed with the Securities and Exchange Commission on May 2, 2006, and no further registration fee is required.

Part II

Explanatory Note:

This Post-Effective Amendment Number 1 to Form S-8 is being submitted solely to replace the auditor’s consent filed as Exhibit 23.1 to the Form S-8 filed May 2, 2006, with the consent attached to this filing as Exhibit 23.1.

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SIGNATURES

Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on May 4, 2006.

OLIN CORPORATION

By:	/s/ G. H. Pain
G. H. Pain
Title:	Vice President, General
Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Joseph D. Rupp* Joseph D. Rupp	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	May 4, 2006

/s/ John E. Fischer* John E. Fischer	Vice President and Chief Financial Officer (Principal Financial Officer)	May 4, 2006

/s/ Donald W. Bogus* Donald W. Bogus	Director	May 4, 2006

/s/ C. Robert Bunch* C. Robert Bunch	Director	May 4, 2006

/s/ Donald W. Griffin* Donald W. Griffin	Director	May 4, 2006

/s/ Virginia A. Kamsky* Virginia A. Kamsky	Director	May 4, 2006

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Signature	Title	Date

/s/ Randall W. Larrimore* Randall W. Larrimore	Director	May 4, 2006

/s/ John M.B. O’Connor* John M.B. O’Connor	Director	May 4, 2006

/s/ Richard M. Rompala* Richard M. Rompala	Director	May 4, 2006

/s/ Anthony W. Ruggiero* Anthony W. Ruggiero	Director	May 4, 2006

/s/ Philip J. Schulz* Philip J. Schulz	Director	May 4, 2006

/s/ Todd A. Slater* Todd A. Slater	Vice President and Controller (Principal Accounting Officer)	May 4, 2006

*	by George H. Pain, Attorney-in-Fact

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EXHIBIT INDEX

EXHIBIT	DESCRIPTION
5	Opinion of Counsel (incorporated by reference to Exhibit 5 to the Registrant’s Registration Statement on Form S-8 filed on May 2, 2006, registration number 333-133731

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (contained in Exhibit 5)

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